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                                 Exhibit 10.17
                                 -------------

                   FIRST AMENDMENT TO ACQUISITION AGREEMENT

     THIS FIRST AMENDMENT, dated as of October 3, 1997 (this "Amendment"), is made to the Acquisition Agreement, dated as of September 11, 1997 (the "Agreement"), by and among C.D. SMITH DRUG COMPANY, a Missouri corporation ("Buyer"), G.D. HOLDINGS OF DELAWARE, INC., a Delaware corporation ("Holdings"), GIMBEL INVESTOR GROUP, L.P., an Illinois limited partnership (the "Partnership"), and the partners of the Partnership who have executed the Agreement (collectively, the "Partners"). Terms used and not otherwise defined herein have the meanings accorded to such terms in the Agreement.


     NOW, THEREFORE, the parties hereto agree as follows:

     1. Restatement of Section 1.2. Section 1.2 of the Agreement is hereby deleted in its entirety and the following provision is hereby substituted in lieu thereof:

          "Section 1.2 Purchase Price. The total purchase price for the Shares of the Partnership Interests shall be $28,000,000 (as such amount may be reduced pursuant to the final sentence of Section 3.13 below, the "Base Purchase Price"); plus if the Closing occurs after the later of thirty-five (35) days from (i) the date of execution of this Agreement or (ii) the date Buyer files it Premerger Notification and Report Form under the HSR Act (as defined below) for approval of the transactions contemplated hereunder, and such delay in the Closing is not attributable to (i) delay in obtaining any governmental consent or approval of the transactions contemplated hereunder, (ii) the failure of Holdings, the Partnership or the Partners to deliver any document, certificate or other item required to be delivered pursuant to Section
          1.5 or 6.1 hereunder, or (iii) any claim, action or lawsuit against any of the parties hereto that would restrict or prohibit such party from consummating the transactions contemplated herein, an amount equal to $5,000 multiplied by the number of days from but not including such date to and including the Closing Date (the "Incremental Purchase Price," and, together with the Base Purchase Price, the "Purchase Price")."

     2. Restatement of Section 1.3. Section 1.3 of the Agreement is hereby deleted in its entirety and the following provision is hereby substituted in lieu thereof:

          "Section 1.3 Payment of Purchase Price. The Purchase Price shall be paid as follows:

               (a) In the event of the Share Purchase, at the Closing, Buyer shall deliver to the Partnership (i) a One Day Promissory Note (the "One Day Note") in a form reasonably acceptable to Buyer and the Partnership


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          (including an irrevocable letter of credit securing the One Day Note in form reasonably satisfactory to the parties, with all fees and expenses related to such letter of credit to be paid by the Partnership on behalf of the Partners electing to receive a portion of such One Day Note in proportion to the principal amount to be received by each such Partner), in such principal amount as the Partnership shall elect (the "One Day Note Principal Amount"); provided that in no event shall the One Day Note Principal Amount exceed the Purchase Price minus $4,500,000 (the "Maximum Closing Amount"), and (ii) a January 2, 1998 Note (the "1/2/98 Note") in a form reasonably acceptable to Buyer and the Partnership (including an irrevocable letter of credit securing the 1/2/98 Note in form reasonably satisfactory to the parties, with all fees and expenses related to such letter of credit to be paid by the Partnership on behalf of the Partners electing to receive a portion of such 1/2/98 Note in proportion to the principal amount to be received by each such Partner), in a principal amount equal to the excess of the Maximum Closing Amount over the One Day Note Principal Amount.

               (b) In the event of the Partnership Purchase, at the Closing, Buyer shall deliver to Sidney Gimbel, as paying agent for the Partners
          (i) a 1/2/98 Note in a form reasonably acceptable to Buyer and the Partnership (including an irrevocable letter of credit securing the 1/2/98 Note in form reasonably satisfactory to the parties, with all fees and expenses related to such letter of credit to be paid by the Partnership on behalf of the Partners electing to receive a portion of such 1/2/98 Note in proportion to the principal amount to be received by each such Partner), in such principal amount as the Partnership shall elect (the "1/2/98 Note Principal Amount"); provided that in no event shall the 1/2/98 Note Principal Amount exceed the Maximum Closing Amount, and (ii) a transitory promissory note in form reasonably acceptable to Buyer and the Partnership in a principal amount equal to the excess of the Maximum Closing Amount over the 1/2/98 Note Principal Amount (the "Transitory Note") which shall be payable in full immediately upon funding of the loans under that certain Loan and Security Agreement, dated as of October 3, 1997, among Buyer, certain other borrowers and the lenders named therein by wire transfer of immediately available funds to an account designated in writing by the Partnership at least one business day prior to Closing.

               (c) In any event, at the Closing, the Buyer shall deliver to a commercial bank or other financial institution mutually acceptable to Buyer and the Partnership, as escrow agent (the "Escrow Agent"), the sum of $4,500,000 to be held in an escrow account pursuant to the terms of the Escrow Agreement, substantially in the form attached hereto as Exhibit 1.3(c) (the "Escrow Agreement")."


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     3.   Restatement of Section 3.13.  Section 3.13 of the Agreement is hereby deleted in its entirety and the following provision is hereby substituted in lieu thereof:

          "Section 3.13 Expenses. The Partnership (or, in the case of the Partnership Purchase, the Partners) shall pay all legal and financial advisor fees and expenses incurred on behalf of the Companies or the Partnership, all fees and expenses incurred in connection with the solicitation of the approval of the partners of the Partnership, and all fees and expenses related to the letters of credit referred to in
          Section 1.3, in each case, in connection with the transactions contemplated hereunder (collectively, "Partnership Expenses"). All other reasonable fees and expenses (if any) incurred on behalf of the Companies or the Partnership (but not of the individual partners of the Partnership) in connection with the transactions contemplated hereunder shall be paid by the Companies. The Partnership and the Partners shall indemnify and hold harmless Buyer and the Companies in respect of any fees and expenses not expressly described in this
          Section 3.13 as the Companies' responsibility.

     4. Restatement of Section 6.1. Section 6.1(w) of the Agreement is hereby deleted in its entirety and the following provision is hereby substituted in lieu thereof:

          "(w) Buyer shall have received an Employment Agreement duly executed by Joseph Harris, containing the terms set forth in Exhibit 6.1w-2 hereto (the "Employment Agreement")."

     In addition, the term "Employment Agreements" shall be deleted throughout the Agreement and replaced with the term "Employment Agreement."

     5.   Waivers

     (a) The Partnership has (i) transferred (or on the Closing will transfer) the real property owned by it at 223 North California, Chicago, Illinois to General Drug Company and (ii) paid (or on the Closing will pay) the indebtedness owed to the City of Chicago under that certain CDB Float Loan Demand Note due 11/15/98. Buyer waives any breach, violation or default under the Agreement with respect to the transactions referred to in the previous sentence.

     (b) In lieu of the requirements of Holdings under Section 3.11, Buyer agrees to accept copies of the payroll register for the period ended September 30, 1997, setting forth the names of the Companies' employees.

     6. Full Force and Effect. Except as expressly amended or modified hereby, the Agreement will and does remain in full force and effect.


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     7.   Governing Law.  This Amendment will be governed by and construed in accordance with the domestic laws of the State of Illinois, without giving effect to any choice of law or conflict provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the laws of any jurisdiction other that the State of Illinois to be applied. In furtherance of the foregoing, the internal law of the State of Illinois will control the interpretation and construction of this Amendment, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

     8. Counterparts. This Amendment may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Amendment.


                                 *   *   *   *




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     IN WITNESS WHEREOF, the Parties have executed this First Amendment to
Acquisition Agreement as of the date first written above.


                                        C.D. SMITH DRUG COMPANY


                                        By:  /s/  Robert C. Farley
                                            ---------------------------------
                                        Name:  Robert C. Farley
                                        Title:  Chairman



                                        G.D. HOLDINGS OF DELAWARE, INC.


                                        By:  /s/  Sidney Gimbel
                                            ---------------------------------
                                        Name:  Sidney Gimbel
                                        Title:  President



                                        GIMBEL INVESTOR GROUP, L.P.


                                        By:  /s/  Sidney Gimbel
                                            ---------------------------------
                                        Name:  Sidney Gimbel
                                        Title:  General Partner


                                        By:  /s/  Stuart Gimbel
                                            ---------------------------------
                                        Name:  Stuart Gimbel
                                        Title:  General Partner



                                        RESCAP CORPORATION
                                        Title:  General Partner


                                        By:  /s/  Leone Reschke
                                            ---------------------------------
                                        Name:  Leone Reschke
                                        Title:  President


                                         /s/  Sidney Gimbel
                                        -------------------------------------
                                        Sidney Gimbel, as attorney in fact
                                        for the Partners


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